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Exhibit 23.1




                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registrations statements of Eltrax Systems, Inc. on Form S-8 (File No. 333-26015) and Form S-3 (File Nos. 333-37013, 333-51003 and 333-53965) of our report dated November 6, 1998 on our audits of the combined financial statements of Encore Systems, Inc. as of December 31, 1997 and 1996, and for the years then ended, which report is included in this Current Report on Form 8-K/A dated September 10, 1998.

PricewaterhouseCoopers LLP

Detroit, Michigan
November 20, 1998